EXHIBIT 99.3


                                          April 28, 2003


United Natural Foods, Inc.
260 Lake Road
Dayville, CT 06241

Attention:  Rick Puckett, Chief Financial Officer

      RE:  Sixth Amendment to Loan and Security Agreement

Dear Rick:

      Reference is made to the Loan and Security Agreement dated as of August 31, 2001 (as amended, the "Loan Agreement") among United Natural Foods, Inc. ("UNF"), Mountain People's Warehouse Incorporated ("MPW"), Nutrasource, Inc. ("Nutrasource"), Rainbow Natural Foods, Inc. ("Rainbow"), Stow Mills, Inc. ("SMI"), United Natural Foods Pennsylvania, Inc. ("UNFPA"), United Natural Trading Co. ("UNT") and United Northeast LLC ("UNLLC" and together with UNF, MPW, Nutrasource, Rainbow, UNT and SMI, the "Borrowers") each of the Lenders identified under the caption "Lenders" on the signature pages thereto and Fleet Capital Corporation as administrative and collateral agent for the Lenders (the "Agent"), Citizens Bank of Massachusetts (the "Syndication Agent"), U.S. Bank National Association (the "Documentation Agent") and Fleet Securities, Inc. (the "Arranger"), as amended by First Amendment dated April 16, 2002, Second Amendment dated September 26, 2002, Third Amendment dated October 17, 2002, Fourth Amendment dated October 26, 2002 and Fifth Amendment dated February 14, 2003. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

      Background. UNF, SMI, UNFPA and Albert's Organics, Inc. (the "Mortgagors") are entering into a certain Term Loan Agreement (the "Term Loan Agreement") with Fleet Capital Corporation ("FCC") pursuant to which FCC will loan $30,000,000 to the Mortgagors (the "Term Loan") and Mortgagors will grant mortgages on the Real Property (excluding the properties located in Vernon, California and Brattleboro, Vermont) to FCC (the "Term Loan Mortgages"). The Borrowers have requested the consent of all Lenders to the release of the Mortgages on the Real Property (excluding the properties located in Vernon, California and Brattleboro, Vermont) and the amendment of the UCC-1 fixture filings and any other applicable UCC-1 filings on the Real Property (excluding the properties located in Vernon, California and Brattleboro, Vermont) to release that portion of the Collateral set forth on Exhibit A attached hereto that secure the Obligations under the FCC Loan Agreement and to the transactions contemplated in the Term Loan Agreement and all of the Lenders have agreed to consent thereto, on the terms and conditions set forth herein.

      Accordingly, the parties hereto hereby agree as follows:

      1. Waivers and Amendments.

            a. Pursuant to Section 13.3(vi) of the Loan Agreement all of the Lenders hereby consent to the release and discharge of the Mortgages and the amendment of the UCC-1 fixture filings and any other applicable UCC-1 filings to release that portion of the Collateral set forth on Exhibit A attached hereto on the Real Property held by the Agent on behalf of the Lenders as security for the Obligations.

            b. Section 9.2.3 of the Loan Agreement is hereby waived insofar as it would prohibit the Mortgagors from executing and delivering the promissory note in the amount of $30,000,000 from the Mortgagors to FCC (the "Term Note") and incurring the Indebtedness evidenced thereby. Section 9.2.3 of the Loan Agreement is amended to delete the "and" at the end of clause (vii), to change clause "(viii)" to clause "(ix)" and to insert the following after clause (vii):

            c. "(viii) Indebtedness not to exceed $30,000,000 in principal amount pursuant to the Term Loan Agreement and the interest rate hedging agreements and instruments relating thereto; and Section 9.2.5 of the Loan Agreement is hereby waived insofar as it would prohibit the Mortgagors from granting mortgages on any of the Real Property to FCC. Section 9.2.5 of the Loan Agreement is amended to delete the "and" at the end of clause (viii), to change clause "(ix)" to clause "(x)" and to insert the following after clause (viii):

                  "(ix) Term Loan Mortgages, Collateral Assignments of Leases
                 and Rents, Collateral Assignments of Contracts, Licenses and Permits, Collateral Assignment of Payments and Proceeds and Environmental Indemnity Agreement relating to the Real Property or securing the Indebtedness permitted under Section 9.2.3;"

            d. Section 9.2.16 of the Loan Agreement is hereby waived insofar as it would prohibit any Borrower or any Guarantor from guarantying the obligations of the Mortgagors in connection with the Real Property Transaction. Section
9.2.16 of the Loan Agreement is amended to insert "and" between the word "payment" and "(c)" in the eighth line thereof and to insert the following at the end of Section 9.2.16:

                  "and (d) Guaranties and Environmental Indemnity Agreement
                 relating to the obligations of the Mortgagors in connection with the Term Loan."

            e. Section 11.1 of the Loan Agreement is amended to add the following Section 11.1.18 thereto:

                  "11.1.18 Default under Term Loan. There shall occur a default or an event of default under the Term Loan Agreement."

            f. Appendix A of the Loan Agreement is amended to include the terms "Term Loan", "Term Loan Agreement", and "Term Loan Mortgages" with definitions as set forth in the Background section to this Amendment and to include the term "Intercreditor Agreement" as defined in Section 1.g. of this Amendment. Appendix A of the Loan Agreement is further amended by adding at the end of the definition of "Real Property" the following: "Real Property does not include (i) that certain real property owned by Albert's Organics, Inc. and located in Vernon, California, as long as it is subject to that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Albert's Organics, Inc. and City National Bank dated April 28, 2000, and (ii) that certain unimproved property owned by United Northeast LLC and located in Brattleboro, Vermont."

            g. In connection with the Term Loan and this Sixth Amendment, the Lenders hereby authorize and direct the Agent to enter into the Intercreditor Agreement with respect to the Term Loan in substantially the form attached to this Sixth Amendment.

            h. National City Bank is hereby no longer a Lender, and the signature page of the Loan Agreement which contains the signature and Commitment Amount of National City Bank is hereby deleted from the Loan Agreement. In connection therewith, National City Bank is contemporaneously herewith assigning its $15,000,000 Commitment to the other Lenders. Accordingly, the current Revolving Credit Commitment for each Lender, subject to change as provided in the definition of Revolving Credit Commitment in the Loan Agreement, is set opposite the name of such Lender on the signature pages hereto. Any amount set opposite the name of each Lender on the signature pages to the original Loan Agreement is hereby deleted and the amount set opposite the name of such Lender on the signature pages hereto is substituted in its place.

      2. Representations and Warranties. The Borrowers hereby represent and warrant as follows:

            a. Power, Authority, Etc. The Borrowers have the power and authority for the making and performing of this Sixth Amendment. This Sixth Amendment has been duly executed and delivered by or on behalf of the Borrowers pursuant to authority legally adequate therefor, and this Sixth Amendment is in full force and effect and is a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and equitable principles affecting the enforcement of creditors' rights generally.

            b. Incorporation of Representations and Warranties. The representations and warranties of the Borrowers contained in the Loan Agreement, after giving effect to the amendments thereto contemplated hereby, and except for any changes resulting only from the passage of time, are true and correct on and as of the date hereof as though made on and as of the date hereof and such representations and warranties are hereto incorporated in this Sixth Amendment as though fully set forth herein.

            c. Corporate Purposes. The Borrowers hereby represent that the transaction contemplated by the Term Loan Agreement is within the UNF's general corporate purposes.

      3. Conditions Precedent. This Sixth Amendment and the Lenders' obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Amendment Effective Date"):

            a. Borrowers shall have duly executed and delivered this Sixth Amendment;

            b. All requisite corporate action and proceedings of the Borrower in connection with this Sixth Amendment shall be satisfactory in form and substance to Agent;

            c. There shall have occurred no Default or Event of Default under the Loan Agreement;

            d. FCC and the Mortgagors shall have entered into the Term Loan Agreement and all conditions to the making of the Term Loan shall have been satisfied or waived; and

            e. Agent, FCC and Borrowers shall have entered into the Intercreditor Agreement.

      4. Miscellaneous.

            a. Counterparts. This Sixth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Sixth Amendment by signing any such counterpart.

            b. Force and Effect. Except as amended or modified by this Sixth Amendment, the Loan Agreement and each of its terms and provisions, shall continue in full force or effect.

            c. Loan Document. This Sixth Amendment and all other documents executed in connection herewith are "Loan Documents" as such term is defined in the Loan Agreement. This Sixth Amendment and the other documents executed and delivered in connection herewith set forth the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement and contemporaneous oral agreements of the parties concerning their subject matter.


                  [remainder of page intentionally left blank]

                Signature Page to Sixth Amendment to Loan and Security Agreement

      IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date first above written.

BORROWERS:                            UNITED NATURAL FOODS, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: President

                                      MOUNTAIN PEOPLE'S WAREHOUSE
                                      INCORPORATED

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

                                      NUTRASOURCE, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

                                      RAINBOW NATURAL FOODS, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

                                      STOW MILLS, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: President

                                      UNITED NATURAL FOODS
                                      PENNSYLVANIA, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: President

                                      UNITED NORTHEAST LLC

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: President

                                      UNITED NATURAL TRADING CO.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

GUARANTORS:                           NATURAL RETAIL GROUP, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

                                      UNITED NATURAL TRADING CO.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

                                      ALBERT'S ORGANICS, INC.

                                      By: /s/ Steven H. Townsend
                                          --------------------------
                                          Name:  Steven H. Townsend
                                          Title: Vice President

AGENT:                                FLEET CAPITAL CORPORATION,
                                      as Administrative Agent

                                      By: /s/ Kim B. Bushey
                                          --------------------------
                                          Name:  Kim B. Bushey
                                          Title: Senior Vice President

LENDERS:

FLEET CAPITAL CORPORATION, as a
Lender                                          Commitment Amount:  $34,250,000
By: /s/ Kim B. Bushey
    -----------------------
    Name:  Kim B. Bushey
    Title: Senior Vice President


CITIZENS BANK OF MASSACHUSETTS, as
a Lender                                        Commitment Amount:  $25,000,000

By: /s/ Paul R. Crimlisk
    -----------------------
    Name:  Paul R. Crimlisk
    Title: Vice President


U.S. BANK NATIONAL ASSOCIATION, as a
Lender                                          Commitment Amount:  $24,750,000

By: /s/ John Ball
    -----------------------
    Name:  John Ball
    Title: VP


PNC BANK, NATIONAL ASSOCIATION, a
Lender                                          Commitment Amount:  $24,750,000

By: /s/ John S. Williams
    -----------------------
    Name:  John S. Williams
    Title: Vice President


NATIONAL CITY BANK, a Lender                    Commitment Amount:

By: /s/ Lyle P. Cunningham
    -----------------------
    Name:  Lyle P. Cunningham
    Title: SVP

FIRST PIONEER FARM CREDIT, ACA, a
Lender                                          Commitment Amount:  $11,000,000

By: /s/ Carol L. Sabson
    -----------------------
    Name:  Carol L. Sabson
    Title: Assistant Vice President


WEBSTER BANK, a Lender                          Commitment Amount:  $11,000,000

By: /s/ John H. Frost
    -----------------------
    Name:  John H. Frost
    Title: Vice President


SOVEREIGN BANK, a Lender                        Commitment Amount:  $13,750,000

By: /s/ Christopher T. Phelan
    --------------------------
    Name:  Christopher T. Phelan
    Title: SVP


ISRAEL DISCOUNT BANK                            Commitment Amount:  $5,500,000
OF NEW YORK, a Lender

By: /s/ Amyr Barach
    -----------------------
    Name:  Amyr Barach
    Title: VP

                                    EXHIBIT A

       The following fixtures and personal property related to the applicable Real Property (also known as the "Real Estate") and owned by each Mortgagor:

      A. Fixtures. All real estate fixtures or items which by agreement of the parties may be deemed to be such fixtures, now or hereafter owned by Mortgagor, or in which Mortgagor has or hereafter obtains an interest, and now or hereafter located in or upon the Real Estate, or now or hereafter attached to, installed in, or used in connection with any of the Real Estate, including, but not limited to, any and all portable or sectional buildings, bathroom, plumbing, heating, lighting, refrigerating, ventilating and air-conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, furnaces, stoves, tanks, motors, sprinkler and fire detection and extinguishing systems, doorbell and alarm systems, window shades, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, partitions, built-in cases, counters and other fixtures whether or not included in the foregoing enumeration (collectively, "Fixtures"), but excluding, racking, machinery, equipment and other property that is readily removable and is not primarily used in the operation of the Real Estate;

      B. Awards. All of the right, title and interest of Mortgagor in and to any award or awards heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of any of the Real Estate, or the Fixtures, or the appurtenances relating to the Real Estate, or the Leases (as defined below) or the Personal Property (as defined below), including, without limitation, any award or awards, or settlements or payments, or other compensation hereafter made resulting from (x) condemnation proceedings or the taking of the Real Estate, or the Fixtures, or such appurtenances, or the Leases or the Personal Property, or any part thereof, under the power of eminent domain, or (y) the alteration of grade or the location or discontinuance of any street adjoining the Real Estate or any portion thereof, or (z) any other injury to or decrease in value of the Mortgaged Property (collectively, "Awards");

      C. Leases. All leases now or hereafter entered into of the Real Estate, or any portion thereof, and all rents, issues, profits, revenues, earnings and royalties therefrom, and all right, title and interest of Mortgagor thereunder, including, without limitation, cash, letters of credit, or securities deposited thereunder to secure performance by the tenants or occupants of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such leases or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of such terms, including, without limitation, the right to receive and collect the rents thereunder (collectively, "Leases");

      D. Purchase and Sale Agreements. All purchase and sale agreements now or hereafter entered into of the Real Estate, or any portion thereof, including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the purchasers of their obligations thereunder (collectively, "Purchase and Sale Agreements"); and

      E. Personal Property. All the following personal property now owned or at any time hereafter acquired by Mortgagor used in connection with the Real
Estate: the security deposits; utility deposits; any insurance or tax reserves deposited with Lender; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights; plans and specifications; licenses, permits, approvals and other rights; the rights of Mortgagor under contracts with respect to the Real Estate or any portion of the personal property related thereto; signs, brochures, advertising, the name by which the Real Estate is known and any variation of the words thereof; all proceeds paid for any damage or loss to all or any portion of the Real Estate, the Fixtures, the appurtenances related to the Real Estate, or any other portion of the Real Estate or personal property related thereto (collectively, "Insurance Proceeds"); all Awards; all Leases; all Purchase and Sale Agreements; all books and records; and all proceeds, products, additions, accessions, substitutions and replacements to any one or more of the foregoing (collectively, the "Personal Property").


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